EXHIBIT 10.4

GUARANTEE AND SECURITY AGREEMENT
DATED SEPTEMBER 30, 2008

GUARANTEE AND SECURITY AGREEMENT

In consideration of the loans evidenced by the promissory notes of V2K INTERNATIONAL, INC.,  a Colorado  corporation (the “Obligor”), dated September 30, 2008,  payable to the order of GORDON E. BECKSTEAD, R.J. WITTENBRINK, and VICTOR J. YOSHA (the “Beneficiaries”), in the aggregate principal amount of Seven Hundred Thirty-One Thousand Four Hundred Fifty-Three  and no/100 United States dollars (U.S.$731,453.00), bearing interest at the rate of 12% per annum and payable on June 30, 2009 (the “Notes”, which term will include any and all amendments thereto and substitutions therefor hereafter made and regardless of whether they are made with or without the approval of the Guarantor defined below), and in order to induce the Beneficiaries to make the loans evidenced by the Notes, V2K TECHNOLOGY, INC., a Colorado corporation (“Guarantor”) hereby unconditionally and irrevocably guarantees payment when due of any and all amounts owing under the Notes.  The Guarantor further agrees, with respect to this guarantee:

1.           The obligations of the Guarantor shall not be impaired, diminished or discharged, in whole or in part, by any extension of time granted by any holder of the Notes, by any course of dealing between any holder of the Notes and the Obligor, by the unenforceability of the Notes, in whole or in part, for any reason whatsoever, by the release of any guarantor or other obligor or any collateral, or by any other act, omission, event or circumstance which might operate to discharge a guarantor in whole or in part or which might operate as a defense, in whole or in part, to any obligation of a guarantor or which might invalidate, in whole or in part, a guarantee.

2.           The Guarantor agrees to pay on demand all expenses of collecting and enforcing this guarantee including, without limitation, expenses and fees of legal counsel, court costs and the cost of appellate proceedings.

3.           The Guarantor waives presentment for payment, demand, protest and notice of protest and of non-payment.

4.           This is a guarantee of payment and not of collection. The holders of the Notes shall not be required to resort to or pursue any of their rights or remedies under or with respect to any other agreement or any other collateral before pursuing any of their rights or remedies under this guarantee. The holders of the Notes may pursue their rights and remedies in such order as they determine, and the exercise by a holder of a Note of any right or remedy will not preclude an exercise of any other right or remedy.

5.           The failure or delay by the holders of the Notes in exercising any of their rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The holders of the Notes may not waive any of their rights except by an instrument in writing signed by them.

6.           This guarantee may not be amended without the written approval of all of the holders of the Notes.

7.           This guarantee will inure to the benefit of the holders of the Notes.

To secure payment and performance of its obligations under this Agreement, the Guarantor hereby transfers, assigns and pledges to the Beneficiaries and grants the Beneficiaries a security interest in all of the following (collectively called the “Collateral”):

The “Décor Creator” software for which a patent application was filed, Serial #11/030445, under the title, “Method and System for Sale of Residential and Commercial Décor Products,” and the proceeds from the foregoing including, without limitation, proceeds from any insurance insuring the same against risk of loss or non-payment.

Upon (i) failure by the Guarantor to perform any of its obligations or covenants under this Agreement, then the Beneficiaries may, without notice, take such action as it deems advisable with respect to the Collateral, including selling the Collateral at public or private sale on such terms as they deem appropriate. At any such sale the Beneficiaries may be the purchaser. The Beneficiaries will give the Guarantor at least ten (10) days’ notice of any such sale.  The receipts and other proceeds from the Collateral will be applied as follows: first, to the satisfaction of all obligations of the Guarantor to the Beneficiaries under this Agreement in such order as the Beneficiaries determine; and then, any balance to the Guarantor.

The Guarantor hereby makes the following representations and warranties for the benefit of the Beneficiaries:

(a)           it is duly incorporated and validly existing under the laws of Colorado; it is duly qualified to conduct business in the State of Colorado; and it has the corporate power and authority to own its property and assets and to carry on its business as it is now being conducted;

(b)           it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement, and it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; this Agreement constitutes the legally binding obligations of the Guarantor and are enforceable against the Guarantor in accordance with its respective terms;

(c)           neither the execution nor the delivery of this Agreement nor the transactions contemplated hereby or thereby, nor compliance with the terms and conditions hereof or thereof will:
(i)           contravene (A) any provision of the Articles of Incorporation or bylaws of the Guarantor, or (B) any provision of any law, statute, decree, rule or regulation as to which the Guarantor or any of its property is bound, or (C) any judgment, decree, franchise, order or permit applicable to the Guarantor or any of its property;

(ii)   conflict with, or result in any breach of any terms, covenants, conditions or provisions of, or constitute a default (with or without the giving of notice or passage of time or both) under or pursuant to the terms of any other agreement or instrument to which the Guarantor is a party or by which it is bound; or

(iii)         result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the property or assets of the Guarantor;

(d)   no authorization, consent or approval of, or exemption by, any governmental, judicial or public body or authority is required to authorize or is required in connection with the execution, delivery and performance by the Guarantor of this Agreement;

(e)           the Guarantor is not in default and would not with the giving of notice or passage of time or both be in default under any agreement to which it is a party or by which it or any of its property may be bound; and no litigation, arbitration or administrative proceeding is currently pending or threatened which might have an adverse effect on the business, assets or financial condition of the Guarantor;

(f)           there is no order, writ, injunction or decree of any court, government or governmental agency affecting the Guarantor or any of its businesses, assets or interests; and

(g)           there are no claims, security interests, options, rights or other privileges outstanding with respect to any of the Collateral or any of Guarantor’s other assets.

The Guarantor will take or cause to be taken such action and execute and deliver or cause to be executed and delivered such other documents as the Beneficiaries may request: (i) in connection with this Agreement and the Collateral, and (ii) to perfect and to maintain the perfection of the Beneficiaries’ security interest in the Collateral, including, without limitation, delivering the Collateral to the Beneficiaries and executing and filing financing and other statements under the Uniform Commercial Code in effect in any jurisdiction; and the Guarantor hereby authorizes the Beneficiaries to sign and file any such statement on its behalf or file any such statement without its signature.

The Beneficiaries agree that any payments made by Guarantor or any proceeds received as a result of enforcement of their rights under this Agreement shall be applied to the Notes held by Beneficiaries pro rata in proportion to the amounts outstanding under their respective Notes.

This Agreement shall be governed by and construed in accordance with the law of the State of Colorado.

All notices, requests, demands and other communications must be in writing and may be delivered personally or sent by mail, courier, fax, or other written means of communication addressed to the Guarantor or the Beneficiaries, as the case may be, at the addresses set forth below, or to the fax numbers set forth below, or to such other address or fax number as to which notice is given:

If to the Guarantor:

V2K Technology, Inc.
13949 West Colfax Avenue, Suite 250
Lakewood, Colorado 80401

Attention:  Samuel Smith
Fax:  (303) 202-5201

If to the Beneficiaries:

Gordon E. Beckstead 6635 E. Sage Lane Parker, Colorado 80138	R.J. Wittenbrink 178 E. 11th Avenue Broomfield, CO 80020	Victor J. Yosha 7276 Orion Street Arvada, CO 80007

IN WITNESS WHEREOF, the Beneficiaries and the Guarantor have executed this Agreement as of the day and year first above written.

"Guarantor"	"Beneficiaries"
V2K TECHNOLOGY, INC.

/s/ Samuel Smith	/s/ Gordon E. Beckstead
Name: Samuel Smith	Gordon E. Beckstead
Title: Executive VP & COO
/s/ R.J. Wittenbrink
R.J. Wittenbrink

/s/ Victor J. Yosha
Victor J. Yosha